Exhibit 10.1

AMENDMENT NO. 3

To

MANUFACTURING SERVICES AGREEMENT

Dated as of 4 May 2018

Between

Proteon Therapeutics, Inc.

And

LONZA LTD

THIS AMENDMENT No. 3 ("Amendment 3") is made effective as of the 4th day of May, 2018 to the Manufacturing Services Agreement, dated 30 June 2015 between Proteon Therapeutics, Inc. (“Proteon” or “Customer”) and Lonza Ltd (“Lonza”), as amended from time to time (the “Agreement”),

BETWEEN:

Proteon Therapeutics Inc., having its address at 200 West Street, Waltham, Massachusetts

and

Lonza Ltd., a Swiss Corporation having a place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland

WHEREAS

A.	Proteon and Lonza entered into the Agreement, under which Lonza is required to perform Services relating to the Cell Line and Product described therein, and

B.	Parties wish to make several changes to the Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	The following terms shall be deleted in their entirety from Clause 1 and replaced with the following:

“Applicable Laws” means all relevant federal, state and local laws, statutes, rules, and regulations of any Governmental Authority which are applicable to a Party’s activities hereunder, including, without limitation, the applicable regulations and guidelines of any Governmental Authority and all applicable cGMP together with amendments thereto.

“Batch” means a specific quantity of Product that is intended to have uniform character and quality, within specified limits (including the Specifications), and is derived from a single run of the Manufacturing Process at 1000L nominal volume (approx. 800L working volume). The minimum yield requirements for each Batch (“Minimum Yield”) will be determined by the Parties in good faith after the release of []* Batches (including the Process Validation Batches).

“Regulatory Authority” means the FDA, EMA, and any similar regulatory authority in the []*. The terms “Regulatory Authority” and “Governmental Authority” shall include any other regulatory authorities or governmental entities as may be agreed upon in writing by the Parties, which agreement shall not be unreasonably withheld or delayed.

Capitalized terms used but not otherwise defined herein shall have the meanings afforded to them in the Agreement.

2.	Clause 6.2 of the Agreement is hereby amended by adding the following after the last sentence:

“Notwithstanding the forecasting and ordering requirements set forth herein, the Parties agree that, in the event Customer wishes to manufacture one (1) cGMP Batch coincident with a pre-approval inspection of Lonza by the FDA, Lonza will provide Customer with the first available production slot for such Batch upon receipt of written notice from Customer. In addition, Lonza hereby agrees that Proteon’s Affiliates shall have the right, from time to time, to order quantities of a Product hereunder (including one or more Batches of a Campaign), provided that the acceptance of such order shall be subject to Lonza’s discretion, if the order is not in line with the Forecast. Any such Affiliate shall be bound by the terms of this Agreement with respect to any purchase order placed directly with Lonza hereunder and shall be deemed to have all of the rights and obligations of Customer under the Agreement. Proteon shall remain jointly responsible and liable for the performance of the payment obligations related to such order by Proteon's Affiliate in the event that a breach or failure of such a payment obligation relating to such order is not remedied by Proteon's Affiliate within []* after written notice to the Proteon's Affiliate (with a copy to Customer hereunder) from Lonza requiring such breach or failure to be remedied by Proteon's Affiliate, Proteon shall immediately fulfill all outstanding payment obligations.”

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	Clause 7.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Promptly following Release of Batches, Customer shall inspect such Batches and shall have the right to test such Batches to determine compliance with the Specifications and, if applicable, the Minimum Yield. Customer shall notify Lonza in writing of any rejection of a Batch based on any claim that it fails to meet Specifications or Minimum Yield within thirty (30) days of Release, after which time all unrejected Batches shall be deemed accepted; provided that (a) Lonza provides timely answers to information requests and resolution of issues arising from Customer’s review of such Batch (and the thirty (30) day period shall be extended to account for Lonza’s failure to provide timely answers to information requests and resolution of such issues); and (b) failure to notify shall not prejudice Customer’s right to reject or revoke acceptance of the Batch if the non-conforming condition causing the rejection of such Batch could not have been detected by Customer’s inspection undertaken pursuant to this Clause 7.3.1; provided that any such notification shall be provided to Lonza within []* of delivery of the Product. In the event that Customer desires to accept a Batch prior to the end of the thirty (30) day period, Customer will provide written notice of such acceptance to Lonza.”

4.	The first sentence of Clause 7.3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.3.4       Lonza shall replace any Batch (except for an Engineering Batch) that failed to meet the Specifications (in each case, a “Failed Batch”). Such replacement shall be made as promptly as practicable, in light of available manufacturing capacity and in any case as soon as reasonably possible after confirmation of a Failed Batch. Where possible, such replacement Batch shall be manufactured with the next scheduled cGMP Batch or Campaign. Customer acknowledges and agrees that its sole remedy with respect to a Failed Batch is as set forth in this Clause 7.3.4, and in furtherance thereof, Customer hereby waives all other remedies at law or in equity regarding the foregoing claims. Lonza shall not be responsible for the cost of Raw Materials or Customer Materials consumed in any Failed Batch except to the extent set forth in this Clause 7.3.4.”

5.	Clause 8.5.1 of the Agreement shall be deleted entirely and shall be replaced by the following clause:

"8.5.1 Upon reasonable prior written notice, not more than once per calendar year, starting in January []* and on each succeeding anniversary thereafter, Lonza may adjust the Batch Price in accordance with the US Department of Labor’s Bureau of Labor Statistics Pharmaceutical Preparations Index, ethical PCU 325414 (or any successor index) (“PPI”) percentage change, if any, for the most recent twelve-month period for which figures are available, provided that such adjustment shall not exceed []* of the Batch Price. The new Price reflecting such Batch Price adjustment shall be effective for any Batch for which the Commencement Date is on or after the date of Lonza’s notice to Customer of the Price adjustment."

6.	Clause 8.5.2 of the Agreement shall be deleted entirely and shall be replaced by the following clause:

"8.5.2 In addition to the above, the Price may be changed once per calendar year, starting in January []* and on each succeeding anniversary thereafter, upon reasonable prior written notice to the Customer (providing reasonable detail and any other documentation reasonably requested by Customer in support thereof), to reflect []* that has a material change of more than []* on Lonza’s cost to perform the Services under this Agreement (as calculated on a pro rata basis based on Customer’s use of the Facility), provided that such cost changes are not otherwise covered by PPI. In addition, the Parties will work diligently and in good faith to achieve all feasible cost savings with respect to Lonza’s processes and materials and pass on at least []* of such savings to Proteon in the form of Batch Price reductions."

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	For purposes of clarity, in accordance with Clause 11.1.1 of the Agreement, Lonza hereby agrees that the Manufacturing Process was used to manufacture and deliver the Process Validation Batches and that, as of the date hereof, no Lonza Information or Lonza Background Intellectual Property has been incorporated into such Manufacturing Process.

8.	Clause 12.5 of the Agreement shall be delete entirely and shall be replaced by the following clause:

12.5       LIMITATION OF LIABILITY. (A) EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER CLAUSE 13 AND EXCEPT AS OTHERWISE PROVIDED IN CLAUSE 12.1 WITH RESPECT TO THIRD PARTY CLAIMS, LONZA’S LIABILITY TO THE CUSTOMER UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE GREATER OF (i) THE TOTAL AMOUNTS PAID BY CUSTOMER AND ITS AFFILIATES TO LONZA UNDER THE PURCHASE ORDER FOR THE CAMPAIGN OR SPECIFIC MANUFACTURING SERVICES GIVING RISE TO SUCH CLAIM AND (ii) THE TOTAL AMOUNTS PAID BY CUSTOMER AND ITS AFFILIATES TO LONZA UNDER THE PROJECT PLAN GIVING RISE TO SUCH CLAIM FOR DAMAGES IN THE TWELVE (12) MONTH PERIOD PRECEDING THE FIRST CLAIM FOR DAMAGES, EXCEPT TO THE EXTENT RESULTING FROM LONZA’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

(B) EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER CLAUSE 13 AND EXCEPT AS OTHERWISE PROVIDED IN CLAUSE 12.2 WITH RESPECT TO THIRD PARTY CLAIMS, CUSTOMER’S LIABILITY TO LONZA UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE GREATER OF (i) THE TOTAL AMOUNTS PAID BY CUSTOMER AND ITS AFFILIATES TO LONZA UNDER THE PURCHASE ORDER FOR THE CAMPAIGN OR SPECIFIC MANUFACTURING SERVICES GIVING RISE TO THE CLAIM AND (ii) THE TOTAL AMOUNTS PAID BY CUSTOMER AND ITS AFFILIATES TO LONZA UNDER THE PROJECT PLAN GIVING RISE TO SUCH CLAIM FOR DAMAGES IN THE TWELVE (12) MONTH PERIOD PRECEDING THE FIRST CLAIM FOR DAMAGES, EXCEPT TO THE EXTENT RESULTING FROM CUSTOMER’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

9.	Clause 14.1 of the Agreement shall be delete entirely and shall be replaced by the following clause:

“14.1 Term. This Agreement shall commence on the Effective Date and shall have a term ending on June 30, 2029, which is the 14th anniversary of the Effective Date, unless terminated earlier as provided herein or extended by mutual written consent of the Parties (the “Term”). Notwithstanding the foregoing, each Project Plan may have separate term and termination provisions so long as the term of any Project Plan does not extend beyond the Term.”

10.	Clause 14.2.1 of the Agreement shall be delete entirely and shall be replaced by the following clause:

“14.2.1       by either Party for any reason upon 36 months' prior written notice to the other Party, provided that (i) Customer shall not exercise this termination right before 1 January 2020; and (ii) Lonza shall not exercise this termination right before 1 January 2023;”

11.	Parties agree to make the following changes to Project Plan A-1, Exhibit C and Exhibit D.

a.	Exhibit C (Estimated Project Plan Timeline)

Subject to Section 6.1 and 6.2 of the Agreement, the following table will be added to Exhibit C of Project Plan A-1 (as amended by Amendment 2, effective as of January 21, 2016), as a non-binding estimate of Customer’s commercial requirements for Batches:

[]*

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

For the sake of clarity, the Parties hereby agree that the Batch scheduled for Q4 2019 is cancelled and no Cancellation Fee related thereto shall be due or payable.

b.	Exhibit D (Price and Payment Terms)

Parties hereby agree that the payment schedule set forth in Exhibit D is hereby deleted and the Batch Price of []* per Batch will be replaced by a Batch Price of []* per Batch for all orders placed from and after the date hereof.

12.	A new Clause 6.3.1 will be added between Clause 6.3 and Clause 6.4 of the Agreement:

“6.3.1       Minimum Quantity. During the Term of this Agreement and expressly conditioned on the FDA’s approval of the Product (including, but not limited to, FDA’s approval of Lonza as a supplier of the Product), Customer undertakes to order (by issuing binding purchase orders pursuant to clause 6.2 of this Agreement) from Lonza a minimum of []*, starting in calendar year 2022. For example, the []* forecasted in 2022 would be followed by []* in []*. For the avoidance of doubt, and subject to the first sentence of this Clause 6.3.1, Parties agree that the first binding purchase order for the 2022 []* shall be issued ultimately on or before []*. Unless otherwise agreed to by the Parties in writing, if Customer fails to place a binding purchase order for such []* within the applicable []* period (including any purchase orders placed by an Affiliate of Customer for purposes of this calculation), Customer shall pay the Price for []* not so ordered within []* days following the end of such period and receipt of Lonza’s invoice.”

13.	Remainder of Agreement. All other terms and conditions of the Agreement (as previously amended) shall remain in full force and effect.

14.	Entire Agreement. This Amendment 3 and the Agreement supersede all other prior agreements, understandings, representations and warranties, oral or written between the parties hereto in respect of the subject matter hereof.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

SIGNED BY:	/s/ Bart van Aarnhem
For and on behalf of
Lonza Ltd	Sr. Legal Counsel
Title

SIGNED BY:	/s/ Michael Stanek
For and on behalf of
Lonza Ltd	General Counsel
Head Legal Team Basel
Title

SIGNED BY:	/s/ Timothy Noyes
For and on behalf of	Timothy P. Noyes
Proteon Therapeutics, Inc.
President and CEO
Title

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.